As filed with the Securities and Exchange Commission on November 21, 2002
Registration No. 333-45346

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-1692300
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(408) 732-2400
(Address and telephone number of Registrant’s principal executive offices)

Thomas M. McCoy, Esq.
Advanced Micro Devices, Inc.
One AMD Place
P.O. Box 3453
Sunnyvale, CA 94088-3453
(408) 732-2400
(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)

Copies to:

Christopher L. Kaufman, Esq.
Latham & Watkins
135 Commonwealth Drive
Menlo Park, California 94025
(415) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-45346) of Advanced Micro Devices, Inc. (the “Registration Statement”) is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, for the sole purpose of filing an additional exhibit to the Registration Statement and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission (the “Commission”). After giving effect to this Amendment, the Registration Statement consists of the Registration Statement, as filed with the Commission at the time it became effective on September 18, 2000, as supplemented by this Amendment.

Item 16.    Exhibits.

1.1***	Form of Underwriting Agreement.

4.1**
Restated Certificate of Incorporation of Advanced Micro Devices, Inc., as amended, filed as Exhibit 3.3 to the Company’s Amended Quarterly Report on Form 10-Q/A, filed with the Commission on August 31, 2000.

4.2**	By-Laws of Advanced Micro Devices, Inc., as amended, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 1999 and incorporated herein by reference.

4.3*	Form of Indenture.

5.1**	Opinion of Latham & Watkins.

12.1**	Statement regarding Computation of Ratios.

23.1**	Consent of Independent Auditors.

23.2**	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1**	Powers of Attorney.

*	Filed herewith.
**	Filed previously.
***	To be filed as an exhibit to a Current Report on Form 8-K, pursuant to Item 601(b)(1) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 21, 2002.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Thomas M. McCoy
Thomas M. McCoy Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Hector de J. Ruiz	Director, President and Chief Executive Officer (Principal Executive Officer)	November 21, 2002

/s/ Robert J. Rivet Robert J. Rivet	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	November 21, 2002

* W.J. Sanders III	Chairman of the Board	November 21, 2002

* Friedrich Baur	Director	November 21, 2002

* Charles M. Blalack	Director	November 21, 2002

* R. Gene Brown	Director	November 21, 2002

* Robert Palmer	Director	November 21, 2002

* Joe L. Roby	Director	November 21, 2002

* Leonard Silverman	Director	November 21, 2002

* By:	/s/ Thomas M. McCoy
Thomas M. McCoy, attorney-in-fact

EXHIBIT INDEX

1.1***	Form of Underwriting Agreement.

4.1**
Restated Certificate of Incorporation of Advanced Micro Devices, Inc., as amended, filed as Exhibit 3.3 to the Company’s Amended Quarterly Report on Form 10-Q/A, filed with the Commission on August 31, 2000.

4.2**	By-Laws of Advanced Micro Devices, Inc., as amended, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 1999 and incorporated herein by reference.

4.3*	Form of Indenture.

5.1**	Opinion of Latham & Watkins.

12.1**	Statement regarding Computation of Ratios.

23.1**	Consent of Independent Auditors.

23.2**	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1**	Powers of Attorney.

*	Filed herewith.
**	Filed previously.
***	To be filed as an exhibit to a Current Report on Form 8-K, pursuant to Item 601(b)(1) of Regulation S-K.